Exhibit 1.01

Conflict Minerals Report

Becton, Dickinson and Company has included this Conflict Minerals Report as an exhibit to its Form SD for 2023, as contemplated by Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 7th, 2024.

The term “BD,” “we,” “us” and “our” refer to Becton, Dickinson and Company and its consolidated subsidiaries for or at the end of 2023. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin, and tungsten, without regard to the location of origin of the minerals or derivative metals. The “Conflict Affected Region” is defined as the Democratic Republic of the Congo and its adjacent countries, which include Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.

Overview

BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company develops innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD has more than 70,000 employees and a presence in virtually every country around the world to address some of the most challenging global health issues. BD helps customers enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. BD is subject to the Conflict Minerals Rule because, for 2023, certain of the raw materials and components contained in some of the products that we manufactured or contracted to manufacture contained 3TG that were necessary to the functionality or production of the products. Many of our products do not contain any 3TG or are otherwise not in-scope for purposes of our Conflict Minerals Rule compliance.

We do not directly source 3TG from mines, smelters, or refiners, and we believe that we are many levels removed from these market participants. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy, which is described below.

Our Conflict Minerals Policy

BD expects its suppliers and subcontractors to source responsibly, respect human rights, and not contribute to conflict.

Without limiting the foregoing, BD expects that its suppliers and subcontractors will not knowingly source 3TG from sources that directly or indirectly finance or benefit armed groups in the Conflict Affected Region. In furtherance of this expectation and BD’s obligations under the Conflict Minerals Rule, applicable BD suppliers and subcontractors (as defined by BD) will be expected to complete a declaration concerning the usage and source of any 3TG in the products supplied to us. As part of gathering the information for the declaration, applicable BD suppliers and subcontractors will be expected to conduct a reasonable country of origin inquiry and/or due diligence, as applicable, in accordance with the Conflict Minerals Rule and the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).

In cases where suppliers or subcontractors are found to not be in compliance with our policy, we intend to work with and encourage them to source responsibly. Where these efforts fail or we believe that further engagement with a supplier or subcontractor is inappropriate, we will re-evaluate our business relationship.

Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information

As required by the Conflict Minerals Rule, for 2023, we conducted a “reasonable country of origin inquiry.” Our outreach included 1421 suppliers (the “Suppliers”) that were identified through our internal scoping processes as having provided, or that we believe may have provided, us with raw materials or components that contain 3TG. Suppliers representing approximately 92% of BD’s in-scope spend responded to BD’s reasonable country of origin inquiry.

For 2023, our Suppliers identified to us the smelters and refiners described in the table below, sorted by mineral and risk level, as potentially having processed the necessary 3TG contained in our in-scope products. The names of the identified smelters and refiners are listed on Annex 1. We were able to determine the origin of only a portion (if any) of the necessary Conflict Minerals contained in each of our in-scope products.

	Covered Country[1] Sourced		Non- Covered Countries Only	100% Recycled or Scrap[2]	Source Country Unknown				Total Smelters
	RMAP Conformant[3]	Non- Conformant[3]	RMAP Conformant		RMAP Conformant	RMAP Active[3]	Non- Conformant	On Smelter Look- up Tab Only[3]
Gold	6	1	7	16	60	2	16	64	172
Tantalum	26	0	5	2	11	0	0	3	47
Tin	11	0	48	6	5	4	8	9	91
Tungsten	7	0	9	4	17	1	4	14	56

Total	50	1	69	28	93	7	28	90	366

Based on the results of our reasonable country of origin inquiry, we conducted due diligence for 2023. These due diligence efforts are discussed later in this Conflict Minerals Report.

[1]	Covered Country is the Conflict Affected Region.
[2]	Recycled Scrap—secondary sources of material (non-mined).
[3]	See Annex for definitions.

Conclusion Statement

We did not conclude that any of our products were “DRC conflict free.” The term “DRC conflict free” has the meaning contained in the Conflict Minerals Rule.

Due Diligence Program

Design Framework

Our due diligence measures relating to 3TG were designed to conform with the criteria set forth in the OECD Guidance, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition).

Selected Elements of Due Diligence Program

The OECD Guidance has established a framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our program are discussed below. However, these are not all the elements of the program that we have designed to ensure that the 3TG contained in our products are responsibly sourced.

Conflict Minerals Policy

BD’s Conflict Minerals Policy, as described in this Conflict Minerals Report, is available on our website at https://www.bd.com/content/dam/bd-assets/bd-com/en-us/document/policy/corporate-policies-and-guidelines/report/bd_conflict-minerals-policy_en.pdf  .

Conflict Minerals Teams

We have a centralized Conflict Minerals Team (the “Core Team”) to provide cross-functional support for the 3TG compliance program. The Core Team is comprised of representatives from Global Procurement, EHS, Sustainability and Product Stewardship, and business units with products likely to contain 3TG. The Core Team is led by the Conflict Minerals Program Leader with support and oversight from the Director, Product Stewardship Compliance. Executive leadership of the Conflict Minerals Program resides with EHS, Sustainability and Product Stewardship.

We also have a Conflict Minerals Steering Team (the “Steering Team”) responsible for overseeing compliance. The Steering Team also engages with functional leadership around progress, reviewing and approving internal and external policy language, and collaborating with necessary third-party resources. The Steering Team consists of the Program Leader, Executive Leader and representatives from the Law Group and Global Procurement.

Internal and External Communication of Conflict Minerals Program and Training

We communicate to selected associates our commitment to comply with the Conflict Minerals Rule, in writing and through training sessions and other live communications. In addition, applicable associates are educated on the Conflict Minerals Rule and our compliance program.

Applicable suppliers and subcontractors are provided with information on the Conflict Minerals Rule, our commitment to compliance with the Rule and/or our sourcing expectations. This is done in writing, through meetings and other live communications and/or through contractual requirements.

Participation in and Support of Multi-Stakeholder Initiatives

We are a member of the Responsible Minerals Initiative (“RMI”). BD participates on the RMI’s Due Diligence team.

Data Storage and Retention

We utilize an internal database and an external data platform for the maintenance of business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions. These records are maintained for 5 years.

Contractual Compliance Requirements

We include provisions in certain purchase orders and contracts requiring suppliers to provide information to support our compliance efforts under the Conflict Minerals Rule. In addition, BD’s Expectations for Suppliers, which contains our supplier compliance requirements relating to many different subject areas, includes compliance requirements relating to 3TG.

Grievance Mechanisms

We have grievance mechanisms for employees, suppliers, and other interested parties to report alleged violations of our Conflict Minerals Policy and other related policies and we publicly communicate our grievance mechanisms. Any grievances received are communicated to the Program Leader and Steering Team. Associates, suppliers, and other interested parties can report actions inconsistent with the Expectations for Suppliers through our Global Ethics Help Line, the number of which is 1-800-821-5452. Under our internal procedures, all such calls will be investigated.

Collection, Assessment, and Internal Reporting of Supply Chain Information

Suppliers that BD determines to be in-scope are requested to complete a Conflict Minerals Reporting Template (“CMRT”), which contains questions on the inclusion and source of 3TG in the materials they supplied to us and their compliance activities. For 2023, BD sent requests to 1421 Suppliers to provide us with a completed CMRT. We followed up by email or phone with the Suppliers that did not provide a response within a specified time frame. If the Supplier still did not respond to our request or refused to respond, this information was forwarded to Global Procurement or local buyers at manufacturing plants to assist as part of an escalation process.

Upon receipt of a CMRT from a Supplier, the response was processed through our Supplier Response Analysis process. We reviewed the completed responses received from the Suppliers based on our “red flags” review criteria and for errors and inaccuracies. Additionally, we reviewed submitted CMRTs for certain errors and inaccuracies and followed up with these Suppliers as well.

We reviewed the smelters and refiners identified to us by the Suppliers against those contained on the Smelter Look-up tab of the CMRT and the RMI smelter database, which includes information published by RMI, the Responsible Jewellery Council and the London Bullion Market Association.

To the extent that a completed response identified a smelter or refiner, we also reviewed that information against the lists of conformant and active (or the equivalent) smelters and refiners published by the RMI as of March 29, 2024. To the extent that a smelter or refiner identified by a Supplier was not listed as conformant or the equivalent by the RMI, we consulted publicly available information to attempt to determine whether the smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the Conflict Affected Region. See “Reasonable Country of Origin Inquiry: Smelter and Refiner and Country of Origin Information” and Annex 1 for further information on the smelters and refiners identified by the Suppliers.

Based on the information furnished by the Suppliers and other information known to us, we assessed the risk of adverse impacts. The Steering Team reported the findings of its supply chain risk assessment to senior management. We determined on a case-by-case basis the appropriate mitigation strategy for any identified non-compliance with our Conflict Minerals Policy and other supplier requirements and expectations relating to our 3TG compliance program. Potential outcomes under our mitigation strategy include continuing to work with the supplier while non-compliances are addressed or suspending or terminating the relationship with the supplier. Under our mitigation strategy, to the extent that areas of non-compliance that require mitigation are identified, we monitor and track the performance of the mitigation efforts and report back to appropriate senior oversight personnel. Under our procedures, we also will undertake additional fact and risk assessments, as determined by the Steering Team, for non-compliances that require mitigation or after a change of circumstances.

In addition, to the extent that identified smelters or refiners are not listed as conformant, we seek to exercise leverage over the smelters and refiners to become conformant through our participation in and support of the RMI. We also utilize information provided by the RMI to its members to monitor smelter and refiner improvement.

To mitigate the risk that the necessary 3TG contained in our in-scope products directly or indirectly finance or benefit armed groups in the Conflict Affected Region, in 2023, we also participated on the RMI’s Due Diligence teams and made a contribution to the RMI Assessment Fund to allow the RMI to provide all initial audits free of charge.

Carry out Independent Third-party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

In connection with our due diligence, we utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether the smelter or refiner is conformant. We further support independent third-party audits through our membership in and other contributions to the RMI described herein.

Report on Supply Chain Due Diligence

We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and make these documents available on our website.

Product Information

In-scope products for 2023 included a broad range of electrical or electronic medical devices, laboratory equipment, diagnostic products, vascular products, urology products, oncology products and surgical specialty products we manufacture or contract to be manufactured. Not all of the products in each of these categories were in-scope for purposes of our compliance (i.e., not all of our products in these categories contain necessary 3TG or were manufactured or contracted to be manufactured by us).

For 2023, we were unable to determine at least a portion of the smelters and refiners and countries of origin of the necessary 3TG contained in each of our in-scope products. Identified smelters and refiners and country of origin information are described under “Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information” and on Annex 1.

Additional Mitigation Efforts

In respect of 2024, we have taken or intend to take the following additional steps to mitigate the risk that the necessary 3TG contained in our in-scope products finance or benefit armed groups:

•	Monitor and encourage the continuing development and progress of traceability measures at Suppliers that indicated for 2023 that the source of 3TG was unknown or undeterminable.

•	Continue to contribute to a RMI Fund to either support audits or due diligence.

The foregoing steps are in addition to the other steps that we took for 2023, which we intend to continue to take for 2024 to the extent applicable.

Annex 1

Capitalized terms used and not otherwise defined in this Annex have the meanings indicated in our Conflict Minerals Report.

Smelters and Refiners

In connection with our reasonable country of origin inquiry and due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below, sorted by mineral and risk level, as potentially having processed the necessary 3TG contained in our in-scope products in 2023.

Metal	Processor	Country of Location	Status
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Conformant
Gold	Agosi AG	GERMANY	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden Ronnskar	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery—Glencore Canada Corporation	CANADA	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Coimpa Industrial LTDA	BRAZIL	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Gold by Gold Colombia	COLOMBIA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant

Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	L’Orfebre S.A.	ANDORRA	Conformant
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MKS PAMP SA	SWITZERLAND	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant

Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	WEEEREFINING	FRANCE	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	8853 S.p.A.	ITALY	Non-Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Non-Conformant
Gold	Alexy Metals	UNITED STATES OF AMERICA	Non-Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Non-Conformant
Gold	Augmont Enterprises Private Limited	INDIA	Non-Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Non-Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Non-Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	Non-Conformant
Gold	Industrial Refining Company	BELGIUM	Non-Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Non-Conformant
Gold	Marsam Metals	BRAZIL	Non-Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Non-Conformant
Gold	SAAMP	FRANCE	Non-Conformant
Gold	Safimet S.p.A	ITALY	Non-Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Non-Conformant

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Non-Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Non-Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Active
Gold	Bangalore Refinery	INDIA	Active
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	On Smelter Look-up List Only
Gold	African Gold Refinery	UGANDA	On Smelter Look-up List Only
Gold	Albino Mountinho Lda.	PORTUGAL	On Smelter Look-up List Only
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	On Smelter Look-up List Only
Gold	Caridad	MEXICO	On Smelter Look-up List Only
Gold	CGR Metalloys Pvt Ltd.	INDIA	On Smelter Look-up List Only
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	On Smelter Look-up List Only
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	On Smelter Look-up List Only
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	On Smelter Look-up List Only
Gold	Dongwu Gold Group	CHINA	On Smelter Look-up List Only
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	On Smelter Look-up List Only
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	On Smelter Look-up List Only
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	On Smelter Look-up List Only
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	On Smelter Look-up List Only
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	On Smelter Look-up List Only
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	On Smelter Look-up List Only
Gold	Gold Coast Refinery	GHANA	On Smelter Look-up List Only
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	On Smelter Look-up List Only
Gold	Guangdong Jinding Gold Limited	CHINA	On Smelter Look-up List Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	On Smelter Look-up List Only

Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	On Smelter Look-up List Only
Gold	JALAN & Company	INDIA	On Smelter Look-up List Only
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	K.A. Rasmussen	NORWAY	On Smelter Look-up List Only
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	On Smelter Look-up List Only
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Smelter Look-up List Only
Gold	Kundan Care Products Ltd.	INDIA	On Smelter Look-up List Only
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	On Smelter Look-up List Only
Gold	Lingbao Gold Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	MD Overseas	INDIA	On Smelter Look-up List Only
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	On Smelter Look-up List Only
Gold	Morris and Watson	NEW ZEALAND	On Smelter Look-up List Only
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	Pease & Curren	UNITED STATES OF AMERICA	On Smelter Look-up List Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	On Smelter Look-up List Only
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	On Smelter Look-up List Only
Gold	Sai Refinery	INDIA	On Smelter Look-up List Only
Gold	Sam Precious Metals	UNITED ARAB EMIRATES	On Smelter Look-up List Only

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	On Smelter Look-up List Only
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Shirpur Gold Refinery Ltd.	INDIA	On Smelter Look-up List Only
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	On Smelter Look-up List Only
Gold	Sovereign Metals	INDIA	On Smelter Look-up List Only
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	On Smelter Look-up List Only
Gold	Sudan Gold Refinery	SUDAN	On Smelter Look-up List Only
Gold	Super Dragon Technology Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	On Smelter Look-up List Only
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Smelter Look-up List Only
Tantalum	AMG Brasil	BRAZIL	Conformant
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Plansee SE Reutte	AUSTRIA	Conformant
Tantalum	PowerX Ltd.	RWANDA	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Recycling Metals Co., Ltd.	CHINA	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Conformant
Tantalum	5D Production OU	ESTONIA	On Smelter Look-up List Only
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	On Smelter Look-up List Only
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	Aurubis Beerse	BELGIUM	Conformant
Tin	Aurubis Berango	SPAIN	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant

Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Conformant
Tin	CRM Synergies	SPAIN	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	DS Myanmar	MYANMAR	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant

Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rian Resources SDN. BHD.	MALAYSIA	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	BRAZIL	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	TRATHO Metal Quimica	BRAZIL	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non-Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non-Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Non-Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Non-Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Non-Conformant
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Non-Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Non-Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Non-Conformant

Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	Active
Tin	Precious Minerals and Smelting Limited	INDIA	Active
Tin	PT Bangka Tin Industry	INDONESIA	Active
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	Active
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	On Smelter Look-up List Only
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	On Smelter Look-up List Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Look-up List Only
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tin	Pongpipat Company Limited	MYANMAR	On Smelter Look-up List Only
Tin	PT Panca Mega Persada	INDONESIA	On Smelter Look-up List Only
Tin	PT Tirus Putra Mandiri	INDONESIA	On Smelter Look-up List Only
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Look-up List Only
Tin	VQB Mineral and Trading Group JSC	VIET NAM	On Smelter Look-up List Only
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Avon Specialty Metals Ltd	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Plansee Composite Materials GmbH	GERMANY	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Non-Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Non-Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	Non-Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Non-Conformant
Tungsten	Kenee Mining Corporation Vietnam	VIET NAM	Active
Tungsten	Artek LLC	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	On Smelter Look-up List Only
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	On Smelter Look-up List Only
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	On Smelter Look-up List Only
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	On Smelter Look-up List Only
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	LLC Vostok	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	On Smelter Look-up List Only

Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM	On Smelter Look-up List Only
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	On Smelter Look-up List Only
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	On Smelter Look-up List Only

We note the following in connection with the information in the table:

(a)

The smelters and refiners listed in the table were identified by the Suppliers as being part of our 2023 supply chain. Some of the Suppliers may have reported to us smelters and refiners that were not in our supply chain (i) since they reported at a “company level,” meaning that they reported to us the 3TG contained in all of their products, not just the products that they sold to us, or (ii) due to over-inclusiveness in the information received from their suppliers. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our 2023 supply chain, since many of the Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products and because not all of the Suppliers responded to our inquiries.

(b)	All information in the table is as of April 29, 2024.

(c)

“Conformant” means that the smelter or refiner has successfully completed an assessment against the applicable RMI Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. Included smelters and refiners were not necessarily Conformant for all or part of 2023 and may not continue to be Conformant for any future period.

(d)

“Active” means that the smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. These may be in the pre-assessment, assessment, or corrective-action phases of the assessment. The smelter or refiner conformance determination has yet to be made.

(e)

“On Smelter Look-up Tab Only” means the smelter or refiner is not listed as “Conformant” or “Active.” The table only includes entities that were listed as smelters or refiners by the RMI on the Conflict Minerals Reporting Template.

(f)	“Non-Conformant” means that the smelter or refiner does not meet requirements of RMI Responsible Minerals Assurance Process (“RMAP”) standard.

(g)	The compliance status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by us.

(h)	Country location is the location of the smelter or refiner.

Country of Origin Information

The countries of origin of the newly-mined 3TG processed by the Conformant smelters and refiners listed above may have included countries in each of the categories listed below, as well as other countries. We are unable to determine the specific countries of origin of the 3TG in our products. Accordingly, the 3TG in our products may not have originated in a particular country listed below.

The countries below are sorted by risk level. See “Reasonable Country of Origin Inquiry; Smelter and Refiner and Country of Origin Information” for additional origin information.

Known Countries from which Conformant Gold Refiners Source:

Countries identified by smelters and refiners as Low Risk: Benin, Brazil, Canada, Chile, Ghana, Guinea, Guyana, Papua New Guinea, Peru, Philippines, South Africa, Republic of Korea, Sweden, Uzbekistan.

Countries identified by smelters and refiners as Conflict-Affected and High-Risk: Plurinational State of Bolivia, Brazil, Colombia, Ghana, Guinea, Nicaragua, Niger, Peru, Tanzania, Zimbabwe.

Recycled Scrap: Andorra, Antigua and Barbuda, Australia, Austria, Bahamas, Barbados, Belgium, Belarus, Benin, Bosnia and Herzegovina, Brazil, Bulgaria, Burkina Faso, Canada, Cameroon, Cayman Islands, Chile, China, Chinese Taipei, Colombia, Costa Rica, Côte d’Ivoire, Curacao, Czech Republic, Denmark, Dominican Republic, Egypt, El Salvador, France, Germany, Greece, Grenada, Guatemala, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jordan, Kuwait, Lithuania, Luxembourg, Malaysia, Mali, Mexico, Netherlands, New Zealand, Nigeria, Niger, Oman, Panama, Peru, Philippines, Poland, Portugal, Puerto Rico, Republic of Korea, Romania, Saint Kitts and Nevis, Serbia, Senegal, Singapore, Sint Maarten, Slovakia, South Africa, Slovenia, Spain, St Vincent and Grenadines, Sweden, Switzerland, Thailand, Trinidad and Tobago, Turkey, Turks and Caicos, United Arab Emirates, United Kingdom, United States of America, Uruguay, Uzbekistan, Vietnam.

Known Countries from which Conformant Tantalum Smelters Source:

Countries identified by smelters and refiners as Low Risk: Australia, Brazil, China, Ethiopia, France, Madagascar, Mozambique, Nigeria, Sierra Leone, Spain.

Countries identified by smelters and refiners as High Risk: Brazil, Burundi, Democratic Republic of the Congo, Ethiopia, Nigeria, Rwanda, Mozambique.

The Conflict Affected Region: Burundi, Democratic Republic of the Congo, Rwanda.

Recycled Scrap: Belarus, Canada, China, Chinese Taipei, Czech Republic, El Salvador, Estonia, France, Germany, Hong Kong, India, Indonesia, Israel, Ireland, Japan, Mexico, Russia, Singapore, Republic of Korea, Thailand, United Kingdon of Great Britain and Northern Ireland, United States of America.

Known Countries from which Conformant Tin Smelters Source:

Countries identified by smelters and refiners as Low Risk: Australia, Bolivia, Brazil, China, Indonesia, Laos, Malaysia, Mongolia, Myanmar, Peru, Russia, Spain, Vietnam.

Countries identified by smelters and refiners as High Risk:

Bolivia, Brazil, Burundi, Democratic Republic of the Congo, Indonesia, Myanmar, Nigeria, Rwanda, Tanzania, Thailand.

The Conflict Affected Region: Burundi, Democratic Republic of the Congo, Rwanda, Tanzania.

Recycled Scrap: Argentina, Australia, Austria, Bangladesh, Belarus, Belgium, Brazil, Bulgaria, Canada, Chile, China, Chinese Taipei, Cyprus, Croatia, Czech Republic, Denmark, Egypt, Finland, France, Germany, Greece, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jordan, Latvia, Lithuania, Luxembourg, Malaysia, Malta, Mexico, Morocco, Netherlands, New Zealand, Nigeria, Pakistan, Peru, Philippines, Poland, Portugal, Puerto Rico, Romania, Russia, Saudi Arabia, Serbia, Singapore, Slovakia, Slovenia, South Africa, Republic of Korea, Spain, Sweden, Switzerland, Thailand, Tunisia, United Arab Emirates, United Kingdom, United States of America, Uruguay.

Known Countries from which Conformant Tungsten Smelters Source:

Countries identified by smelters and refiners as Low Risk: Bolivia, Brazil, China, Vietnam.

Countries identified by smelters and refiners as High Risk: Democratic Republic of the Congo, Myanmar, Rwanda.

The Conflict Affected Region: Burundi, Democratic Republic of Congo, Rwanda, Tanzania.

Recycled Scrap: Brazil, China, Chinese Taipei, Germany, India, Ireland, Israel, Japan, Malaysia, Netherlands, Republic of Korea, Singapore, Thailand, Turkey, United States of America, Vietnam.

In addition, some of the listed Conformant smelters and refiners may have processed 3TG originating from recycled or scrap sources.

For 2023, suppliers reported 218 smelters or refiners for which the countries of origin of the 3TG were unknown.